Exhibit 99.3


                  Edgewater Acquires National Decision Systems;
                 Acquisition Expands Premium Services Portfolio


     WAKEFIELD, Mass.--(BUSINESS WIRE)--Feb. 15, 2006--A technology management consulting firm specializing in providing premium IT services, Edgewater Technology, Inc. (NASDAQ: EDGW, www.edgewater.com, "Edgewater" or the "Company"), today announced it has acquired National Decision Systems, Inc. ("NDS"), a Stamford, CT-based firm specializing in strategic business process consulting. The acquisition is expected to:

     --   Add approximately $12 million in annualized service revenue;

     --   Be immediately accretive;

     --   Add 41 in billable headcount;

     -- Expand Edgewater's Program Management Office ("PMO"), Business Process Improvement, and Project Management offerings;

     -- Bring new offerings such as Merger and Acquisition Consulting and Research Advisory Services enabling organizations to optimize assets for additional revenue opportunities;

     -- Strengthen Edgewater's vertical expertise in areas such as Hospitality, Consumer Packaged Goods and Financial Services; and

     --   Provide a strong gateway into the New York/New Jersey market.

     "We are delighted to welcome NDS to the Edgewater organization," stated Shirley Singleton, President and Chief Executive Officer of Edgewater Technology, Inc. "We believe that this is a great cultural fit and will strengthen our premium services portfolio."
     Headquartered in Stamford, CT, NDS is a strategic business process consulting firm that has delivered its services to such organizations as AARP, The J.M. Smucker Company, Sotheby's, Oppenheimer, The Blackstone Group, and News America Marketing, a division of News Corp.
     "We're excited to become part of the Edgewater organization. We are impressed with management's strategic vision of premium IT services and we look forward to contributing to the growth of the Company," stated Rich Foudy, President of NDS.
     The acquisition will be accounted for as a stock purchase, with NDS shareholders receiving consideration of $8.5 million in upfront cash and assumed liabilities, along with 264,610 shares of Edgewater common stock, which are subject to a three-year lockup agreement. Former NDS shareholders will have the potential to earn additional cash and stock based on achieving performance objectives over a 24 month period.
     DecisionPoint International, a boutique technology investment bank, served as an advisor to Edgewater Technology on this transaction.

     About Edgewater Technology, Inc.

     Edgewater Technology, Inc. is an innovative technology management consulting firm. We provide a unique blend of premium IT services by leveraging our proven industry expertise in strategy, technology and corporate performance management. Headquartered in Wakefield, MA, we go to market by vertical industry and provide our clients with a wide range of business and technology offerings. To learn more, visit www.edgewater.com or call 800-410-4014.

     This Press Release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements made with respect to the expected annualized 2006 revenue from the NDS acquisition. The forward looking statements included in the Press Release relate to future events or our future financial conditions or performance, Words such as "targeting," "expected," "will," "are," "provide," "continue," "remain," "optimistic" or the negative thereof or variations thereon and similar expressions are intended to identify forward-looking statements. These forward-looking statements inherently involve certain risks and uncertainties, although they are based on our current plans or assessments that are believed to be reasonable as of the date of this Press Release. Factors that may cause actual results, goals, targets or objectives to differ materially from those contemplated, projected, forecast, estimated, anticipated, planned or budgeted in such forward-looking statements include, among others, the following possibilities: (1) the inability to promptly and effectively integrate NDS into the Company's operations, culture and back office administrative support areas;
(2) loss of one or more key customers or key employees (3) changes in industry trends, such as decline in the demand for business intelligence and performance management solutions, custom development and system integration services and/or spending delays with existing information technology services projects; (4) failure to obtain new customers or retain significant existing customers; (5) loss of key executives; (6) general economic and business conditions (whether foreign, national, state or local) which include but are not limited to changes in interest or currently exchange rates and the overall demand for information technology services and/or spending delays for existing information technology services; (7) failure of the general economy or IT services spending to rebound or otherwise improve; (8) lack of available growth opportunities; (9) the inability to maintain, sustain or grow revenues; (10) failure of middle-market companies to spend amounts on IT projects, whether short-term or long-term; and
(11) any changes in ownership of the Company or otherwise that would result in a limitation on the use of the net operating loss carry forward under applicable tax laws. Actual events or results may differ materially from those discussed, contemplated, forecasted, estimated, anticipated, planned or implied in the forward-looking statements as a result of the various factors described above and those further set forth under the heading "Business- Factors Affecting Finances, Business Prospects and Stock Volatility" in the Company's Form 10-K filed with the Securities and Exchange Commission on March 30, 2004.


     CONTACT: Edgewater Technology, Inc.
              Kevin R. Rhodes, 781-246-3343
              Chief Financial Officer
              or
              Barbara Warren-Sica, 781-246-3343
              Investor Relations